EXHIBIT 23.2
Consent of Independent Certified Public Accountants
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2004, which appears in the Form 10-K for the year ended December 31, 2005.
/s/ Terco Grant Thornton Auditores Independentes
Rio de Janeiro, Brazil
May 9, 2006